Exhibit 10.1

FORMATION, SUBSCRIPTION AND SOFTWARE
CONTRIBUTION AGREEMENT

Maison AI Hong Kong Company

Dated as of July 22, 2026

PARTIES

1.	MAISON SOLUTIONS INC., a Delaware corporation, with its principal office at 127 N Garfield Ave, Monterey Park, CA 91754 (“MSS”).

2.	AZLL LLC, a corporation and a wholly owned subsidiary of MSS, with its principal office at 8 W. Grant Rd., Tucson, Arizona 85705 (“AZLL”).

3.	HANGZHOU SHENGXIANBAO TECHNOLOGY CO., LTD. (Chinese legal name: 杭州升鲜宝科技有限公司), a limited liability company established under the laws of the People’s Republic of China, with Unified Social Credit Code 91330108MA2GL8UB25 and its registered address at Room 37746, 3rd Floor, No. 1040 Yueming Road, Changhe Subdistrict, Binjiang District, Hangzhou, Zhejiang Province, People’s Republic of China (“SXB”).

4.	YIWU YANGHAN E-COMMERCE FIRM (Chinese legal name: 义乌市漾晗电子商务商行（个体工商户）), an individual industrial and commercial household established under the laws of the People’s Republic of China, with Unified Social Credit Code 92330782MAK9LQD77W and its registered business address at Room 301, No. 3, Building 131, Xinglong Community, Futian Subdistrict, Yiwu, Jinhua, Zhejiang Province, People’s Republic of China (“Yiwu Yanghan”).

RECITALS

(A)	The parties wish to establish a private company limited by shares in Hong Kong under the proposed name “Maison AI Limited”, or such other name approved by the Hong Kong Companies Registry and agreed by the parties (the “Company”).

(B)	MSS owns or controls the software assets described in Schedule 2, comprising the Drem merchandise-display planning and management system and the WSYQR supply-chain and business-operation system, which are intended to be commercialized and further developed through the Company.

(C)	MSS will cause the Software to be contributed for the benefit of AZLL, and AZLL will subscribe for 200 Shares in the Company. SXB and Yiwu Yanghan will each subscribe for 11 Shares for cash consideration of US$110,000.

(D)	The agreed value assigned to the Software for purposes of allocating the initial equity interests is US$2,000,000. This agreed value is not intended to establish the carrying amount or tax basis of the Software.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	“Articles” means the articles of association of the Company in the form approved by AZLL, containing provisions consistent in all material respects with this Agreement and the Agreed Form Shareholders Agreement.

1.2	“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are open for general business in Hong Kong.

1.3	“Closing” means completion of the transactions described in Clause 7.

1.4	“Closing Date” means the date agreed in writing by the parties after the Company has been incorporated and the conditions in Clause 6 have been satisfied or waived.

1.5	“Company” means the Hong Kong private company limited by shares to be incorporated under the proposed name Maison AI Limited or another approved name.

1.6	“Shares” means ordinary shares of the Company carrying one vote per Share and equal rights to dividends and distributions.

1.7	“Software” means the software assets and related intellectual property described in Schedule 2.

1.8	“Agreed Form Shareholders Agreement” means the agreed form of shareholders agreement identified in Schedule 4 and delivered with this Agreement, as may be amended only in accordance with this Agreement. “Shareholders Agreement” means that agreed form once executed by the Company and all proposed Shareholders at Closing.

1.9	Headings are for convenience only. References to a person include a company, partnership, firm or other legal entity. “Including” means including without limitation. A reference to US$ is to United States dollars.

2.	FORMATION OF THE COMPANY

2.1	AZLL shall coordinate the incorporation of the Company in Hong Kong as a private company limited by shares as soon as reasonably practicable after this Agreement is signed.

2.2	The proposed company name is Maison AI Limited. If that name is unavailable, AZLL may select another name after consulting SXB and Yiwu Yanghan.

2.3	The Company’s principal business shall be the development, commercialization, licensing and operation of artificial-intelligence-enabled software for grocery retail, supply-chain management, ERP, inventory, merchandising, procurement, workflow automation, data analytics, AI agents and related professional services.

2.4	Before incorporation, no party may bind or purport to bind the Company except with the prior written approval of AZLL. Each party is responsible for its own pre-incorporation commitments unless expressly agreed otherwise in writing.

2.5	Promptly after incorporation, the Company shall take all necessary corporate actions to approve the transactions contemplated by this Agreement and shall execute a deed of adoption or adherence under which it agrees to perform the obligations expressly assigned to the Company under this Agreement. The Company shall also execute the Shareholders Agreement at Closing.

3.	INITIAL CAPITALIZATION AND SUBSCRIPTIONS

3.1	At Closing, the Company shall allot and issue an aggregate of 222 Shares as set out in Schedule 1.

3.2	AZLL shall subscribe for 200 Shares in consideration of the Software contribution described in Clause 4.

3.3	SXB shall subscribe for 11 Shares for total cash consideration of US$110,000, payable in accordance with Schedule 3.

3.4	Yiwu Yanghan shall subscribe for 11 Shares for total cash consideration of US$110,000, payable in accordance with Schedule 3.

3.5	Each Share carries one vote. The initial voting percentages shall therefore be: AZLL 90.0901%, SXB 4.9550%, and Yiwu Yanghan 4.9550%.

3.6	The agreed contribution values are used solely to determine the initial equity allocation and do not establish any carrying value, fair value conclusion, tax basis or accounting treatment under U.S. GAAP, Hong Kong accounting standards or any tax law.

4.	SOFTWARE CONTRIBUTION

4.1	At Closing, MSS shall transfer, or cause to be transferred, the Software to the Company for the account and benefit of AZLL. The parties agree that, as among MSS and AZLL, the transfer shall be treated as a contribution by MSS to AZLL followed by a contribution by AZLL to the Company, without requiring an intermediate physical transfer if counsel determines that a direct transfer is more efficient.

4.2	The Software contribution is agreed at US$2,000,000 solely for the equity allocation in Clause 3.

4.3	The Software includes only the assets expressly identified in Schedule 2. Customer, supplier, employee, financial and store-operating data are excluded unless separately approved in writing and transferred in compliance with applicable law.

4.4	MSS and its subsidiaries shall retain a perpetual, worldwide, non-exclusive, irrevocable, royalty-free right to use, host, operate, maintain, modify and integrate the Software for their internal business purposes, including through service providers acting on their behalf. MSS may not sell or sublicense the Software to unrelated third parties except with the Company’s written consent.

4.5	MSS shall deliver or make available such source code, object code, technical documentation and access credentials as are reasonably necessary for the Company to operate and maintain the Software, subject to reasonable security procedures.

4.6	MSS represents that, to its knowledge, it owns or controls the rights necessary to make the contribution, has not granted any undisclosed exclusive right that would prevent the Company from using the Software, and has not received written notice of a material infringement claim that remains unresolved.

4.7	Any lien, security interest or consent requirement affecting the Software must be disclosed to the parties before Closing. Closing may be conditioned on obtaining any release or consent reasonably required by AZLL or the Company’s Hong Kong counsel.

5.	CASH SUBSCRIPTIONS AND PAYMENT

5.1	SXB and Yiwu Yanghan shall each pay US$110,000 in six monthly installments as shown in Schedule 3. Payment shall be made by wire transfer to the Company’s designated bank account.

5.2	The first installment is due on the later of September 1, 2026 and the fifth Business Day after the Company has been incorporated and notified the subscriber that its bank account is open and able to receive funds. Each subsequent installment is due one month after the preceding installment due date.

5.3	Each cash subscriber shall receive all 11 Shares at Closing. Until its subscription price is fully paid, those Shares are partly paid shares and remain subject to the Articles, this Agreement and the Shareholders Agreement. The Articles shall contain the calls, suspension, forfeiture and other provisions reasonably required to implement this Clause under Hong Kong law.

5.4	A subscriber may prepay any installment without penalty.

5.5	If a subscriber fails to pay an installment when due, the Company shall give written notice and a ten-Business-Day cure period. After that period, the Company may suspend voting and distribution rights attaching to the unpaid portion and may exercise any call, forfeiture, cancellation or transfer remedy permitted by the Articles and Hong Kong law. Any remedy shall be proportionate to the unpaid amount and implemented on advice of Hong Kong counsel.

5.6	No party has provided or promised any guarantee of return, reimbursement, side payment, mandatory repurchase or protection from investment loss, except as expressly stated in the transaction documents.

6.	CONDITIONS TO CLOSING

6.1	The Company has been duly incorporated in Hong Kong and has adopted Articles consistent in all material respects with this Agreement and the Agreed Form Shareholders Agreement;

6.2	The Company has opened a bank account capable of receiving the cash subscriptions;

6.3	MSS, AZLL, SXB and Yiwu Yanghan have each obtained all corporate, owner, governmental, contractual and other approvals, consents and waivers required on its part for the transaction;

6.4	The Company has taken all necessary corporate actions to approve the transactions contemplated by this Agreement and to authorize execution of the deed of adoption or adherence and the Shareholders Agreement;

6.5	The Company has executed the deed of adoption or adherence in a form reasonably satisfactory to AZLL;

6.6	MSS, AZLL, SXB, Yiwu Yanghan and the Company are ready, willing and able to execute the Shareholders Agreement in the Agreed Form at Closing;

6.7	Any consent, waiver or release required in connection with the Software contribution, including any lien release or collateral release relating to the Software, has been obtained;

6.8	SXB and Yiwu Yanghan have each provided reasonable evidence of authority, source of funds and ability to remit the subscription amount, and have completed any required outbound-investment, foreign-exchange or similar approvals; and

6.9	The first cash installment from each cash subscriber is received immediately before, or is irrevocably in transit for receipt simultaneously with, Closing.

6.10	AZLL may waive a condition that is solely for its benefit. No waiver excuses a party from performing its subscription obligation unless expressly stated in writing.

7.	CLOSING

7.1	Closing shall take place electronically on the Closing Date.

7.2	At Closing, the following actions shall occur in the order stated or, where practicable, simultaneously: (a) the Company shall complete all necessary corporate actions for the Closing; (b) the Company shall execute the deed of adoption or adherence; (c) each party and the Company shall execute the Shareholders Agreement in the Agreed Form; (d) each cash subscriber shall pay its first installment; (e) the Software contribution shall become effective; (f) the Company shall allot and issue the Shares in Schedule 1; and (g) the Company shall update its register of members and issue share certificates or electronic evidence of title.

7.3	The Closing actions are interdependent. If a material Closing action is not completed, AZLL may defer Closing or treat the Closing as not having occurred, without prejudice to accrued rights.

7.4	No party shall refuse or delay execution of the Shareholders Agreement at Closing on the basis of a matter already addressed in the Agreed Form Shareholders Agreement. Changes may be made only if required by applicable law, the Hong Kong Companies Registry or Hong Kong counsel, or if they are administrative corrections or are agreed in writing by MSS, AZLL, SXB and Yiwu Yanghan.

8.	SHAREHOLDER CONTROL

8.1	Each Share carries one vote, and all voting power shall be exercised strictly in proportion to the number of Shares held.

8.2	Except where a higher threshold is mandatorily required by applicable law, the Articles or an express provision of the Shareholders Agreement, all Shareholder decisions shall be approved by Shareholders holding more than 50% of the issued Shares.

8.3	As the holder of a majority of the issued Shares, AZLL shall control the Company and shall have the right to determine the Company’s strategic direction, financing, operations and other matters submitted to Shareholders, subject to applicable law.

8.4	Neither SXB nor Yiwu Yanghan shall have any separate consent, veto or approval right except as expressly required by mandatory law or expressly provided in the Shareholders Agreement.

9.	REPRESENTATIONS

9.1	Each party represents that it is duly organized and validly existing under the laws of its jurisdiction, has authority to enter into and perform this Agreement, has obtained the approvals required on its part, and that this Agreement is binding on it, subject to insolvency and similar laws.

9.2	Each cash subscriber represents that the subscription funds are from lawful sources, are beneficially owned or controlled by it, and will not be funded, reimbursed or guaranteed by MSS, AZLL, the Company or any undisclosed nominee arrangement.

9.3	No representation is made regarding the future profitability, market value or commercial success of the Company or the Software.

10.	COSTS, TAXES AND REGULATORY MATTERS

10.1	Each party shall bear its own legal, accounting and advisory costs. Reasonable incorporation and filing costs of the Company may be paid by AZLL and reimbursed by the Company after Closing.

10.2	Each party is responsible for its own tax, outbound-investment, foreign-exchange, beneficial-ownership, sanctions and regulatory compliance. No delay in obtaining a subscriber’s approvals reduces its subscription obligation unless AZLL agrees otherwise in writing.

11.	CONFIDENTIALITY AND ANNOUNCEMENTS

11.1	Each party shall keep confidential the terms of this Agreement and non-public information received in connection with the transaction, except disclosure to its professional advisers, auditors, regulators, financing sources or as required by law.

11.2	MSS may make disclosures required by U.S. securities laws, Nasdaq rules, audit requirements or internal-control procedures. Where practicable, MSS shall consult the other parties before identifying them in a public announcement.

12.	TERMINATION

12.1	This Agreement may be terminated before Closing by written agreement of all parties or by AZLL if Closing has not occurred by March 31, 2027, unless the delay is primarily caused by AZLL or MSS.

12.2	Termination does not affect accrued rights, confidentiality obligations or liability for prior breach.

13.	GENERAL

13.1	This Agreement, its schedules, including the Agreed Form Shareholders Agreement, constitute the entire agreement regarding the formation and initial capitalization of the Company and supersede prior discussions on that subject.

13.2	An amendment must be in writing and signed by MSS, AZLL, SXB and Yiwu Yanghan.

13.3	No party may assign its rights before Closing without AZLL’s written consent, except MSS may assign to a wholly owned subsidiary while remaining responsible for performance.

13.4	Notices shall be sent by email and courier to the addresses set out in Schedule 5. Email notice is effective when no delivery failure notice is received, provided a copy is sent by courier within two Business Days.

13.5	This Agreement may be signed in counterparts and by electronic signature.

13.6	If a provision is invalid, it shall be modified to the minimum extent necessary and the remainder shall continue in effect.

14.	GOVERNING LAW AND DISPUTE RESOLUTION

14.1	This Agreement and any non-contractual obligations arising from it are governed by Hong Kong law.

14.2	Any dispute not resolved by good-faith negotiation within 20 Business Days shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under its administered arbitration rules. The seat is Hong Kong, the tribunal shall consist of one arbitrator, and the language shall be English. A party may seek interim relief from a court of competent jurisdiction.

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SIGNATURES

The parties have executed this Agreement as of the date first written above.

MAISON SOLUTIONS INC.

By:	/s/ John Xu
Name:	John Xu
Title:	CEO

AZLL LLC

By:	/s/ John Xu
Name:	John Xu
Title:	CEO

HANGZHOU SHENGXIANBAO TECHNOLOGY CO., LTD.

By:	/s/ Lu Chun Xiang
Name:	Lu Chun Xiang
Title:	Manager

YIWU YANGHAN E-COMMERCE FIRM

By:	/s/ Zhang Jing Hong
Name:	Zhang Jing Hong
Title:	General Manager

SCHEDULE 1 - INITIAL CAPITALIZATION

Subscriber	Contribution	Agreed Value / Price		Shares	Percentage
AZLL	Software described in Schedule 2	US$	2,000,000	200	90.0901%
Hangzhou Shengxianbao Technology Co., Ltd.	Cash	US$	110,000	11	4.9550%
Yiwu Yanghan E-Commerce Firm	Cash	US$	110,000	11	4.9550%
Total		US$	2,220,000	222	100.0000%

SCHEDULE 2 - SOFTWARE

1. Drem System. The merchandise-display planning and management system acquired from Drem Pte. Ltd. on or about October 30, 2023, including associated source code, object code, algorithms, workflows, technical documentation, architecture materials, copyrights, trade secrets and transferable technical materials owned or controlled by MSS as of Closing.

2. WSYQR System. The supply-chain and business-operation system acquired from WSYQR on or about November 22, 2023, including associated source code, object code, algorithms, workflows, technical documentation, architecture materials, copyrights, trade secrets and transferable technical materials owned or controlled by MSS as of Closing.

3. Integrated Platform. The foregoing systems as integrated, configured or enhanced by MSS before Closing, to the extent MSS owns or controls the relevant rights.

Excluded assets. MSS trademarks, cash, receivables, customer and supplier contracts, personal data, store data, employee data, hardware, and third-party licenses that are not transferable without consent are excluded unless specifically identified in a written Closing inventory.

SCHEDULE 3 - CASH INSTALLMENT SCHEDULE

Installment	Due Date	SXB Payment		Yiwu Yanghan Payment
1	Later of September 1, 2026 and the date specified in Clause 5.2	US$	18,333.33	US$	18,333.33
2	One month after Installment 1 due date	US$	18,333.33	US$	18,333.33
3	One month after Installment 2 due date	US$	18,333.33	US$	18,333.33
4	One month after Installment 3 due date	US$	18,333.33	US$	18,333.33
5	One month after Installment 4 due date	US$	18,333.33	US$	18,333.33
6	One month after Installment 5 due date	US$	18,333.35	US$	18,333.35
Total		US$	110,000.00	US$	110,000.00

SCHEDULE 4 - AGREED FORM SHAREHOLDERS AGREEMENT

The Agreed Form Shareholders Agreement delivered together with this Agreement is attached to and forms part of this Agreement. It is provided as a separate document for execution convenience and shall not become effective until executed in accordance with its terms at Closing.